Exhibit 99.1

The Manitowoc Company Reports Third-Quarter 2021 Results

•
Net Sales of $404.5 million, up 13.8% year-over-year
•
Orders of $535.2 million, up 37.3% year-over-year
•
Updates full-year guidance

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported a third-quarter loss of $(0.2) million, or $(0.01) per diluted share. Third-quarter adjusted net income(1) was $2.2 million, or $0.06 per diluted share.

Net sales in the third-quarter increased 13.8% year-over-year to $404.5 million and were favorably impacted by $2.7 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $20.0 million, a decrease of $4.8 million from the prior year due to higher material and transportation costs and lower plant productivity.

Third-quarter orders of $535.2 million increased $145.3 million, or 37.3% over the prior year. On a currency neutral basis, orders increased by $142.9 million. Backlog as of September 30, 2021 totaled $890.6 million, an increase of 91.6% year-over-year, and an increase of 64.0% from December 31, 2020.

"I am extremely proud of our team’s performance in the face of unprecedented challenges during the third quarter. Inflation headwinds were as significant as anticipated, although parts shortages limited our ability to achieve our forecasted shipments. We were, however, encouraged by strong order rates and continued positive customer sentiment during the period,” said Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“While we have made significant progress on price increases, we expect inflation and supply chain challenges to persist into 2022. The team remains focused on operational execution, supporting our customers, and growing Manitowoc through our four strategic priorities to enhance shareholder value. As an example, the recent acquisitions of the H&E Equipment Services’ crane business and Aspen Equipment were completed as planned, and we look forward to these acquisitions being catalysts for Manitowoc’s future growth,” concluded Ravenscroft.

Full-Year 2021 Guidance

Manitowoc updates its full-year 2021 guidance, which now includes the acquisitions of Aspen Equipment and the H&E crane business. The guidance is as follows:

•
Revenue – approximately $1.725 to $1.775 billion;
•
Adjusted EBITDA – approximately $100 to $110 million;
•
Depreciation – approximately $40 to $45 million;
•
Interest expense – approximately $28 to $30 million;
•
Income tax expense – approximately $10 to $14 million, excluding discrete items; and
•
Capital expenditures – approximately $40 million.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its third-quarter earnings results on Thursday, November 4th, 2021, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 118-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain and Shuttlelift brand names.

Footnote

(1)Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;
•
changes in raw material and commodity prices;
•
geographic factors and political and economic conditions and risks;
•
the ability to complete and appropriately integrate acquisitions, divestitures, strategic alliances, joint ventures or other significant transactions;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
government approval and funding of projects and the effect of government-related issues or developments;
•
unanticipated changes in the capital and financial markets;
•
unanticipated changes in revenues, margins and costs;
•
risks and factors detailed in Manitowoc's 2020 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2021 and 2020

(In millions, except per share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$404.5	$355.6	$1,222.4	$1,013.1
Cost of sales	335.5	290.5	994.6	836.4
Gross profit	69.0	65.1	227.8	176.7
Operating costs and expenses:
Engineering, selling and administrative expenses	59.7	49.5	181.0	155.1
Asset impairment expense	1.9	—	1.9	—
Amortization of intangible assets	0.5	—	0.7	0.2
Restructuring (income) expense	(0.4)	3.9	(0.5)	5.6
Total operating costs and expenses	61.7	53.4	183.1	160.9
Operating income	7.3	11.7	44.7	15.8
Other income (expense):
Interest expense	(7.1)	(7.3)	(21.5)	(21.7)
Amortization of deferred financing fees	(0.4)	(0.4)	(1.1)	(1.1)
Other income (expense) - net	(0.9)	2.6	(0.2)	(4.3)
Total other expense - net	(8.4)	(5.1)	(22.8)	(27.1)
Income (loss) before income taxes	(1.1)	6.6	21.9	(11.3)
Provision (benefit) for income taxes	(0.9)	7.0	7.3	9.6
Net income (loss)	$(0.2)	$(0.4)	$14.6	$(20.9)

Per Share Data
Basic income (loss) per common share	$(0.01)	$(0.01)	$0.42	$(0.60)

Diluted income (loss) per common share	$(0.01)	$(0.01)	$0.41	$(0.60)

Weighted average shares outstanding - basic	35,029,175	34,538,814	34,914,989	34,730,623
Weighted average shares outstanding - diluted	35,029,175	34,538,814	35,555,077	34,730,623

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of September 30, 2021 and December 31, 2020

(In millions, except share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$222.3	$128.7
Accounts receivable, less allowances of $8.6 and $8.5, respectively	202.3	215.1
Inventories — net	567.2	473.1
Notes receivable — net	17.6	13.6
Other current assets	43.1	35.5
Total current assets	1,052.5	866.0

Property, plant and equipment — net	301.8	294.3
Operating lease right-of-use assets	31.9	37.9
Goodwill	239.7	235.1
Other intangible assets — net	124.2	121.6
Other non-current assets	35.5	48.6
Total assets	$1,785.6	$1,603.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$424.2	$329.4
Short-term borrowings and current portion of long-term debt	8.4	10.5
Product warranties	45.4	50.2
Customer advances	27.6	25.5
Other liabilities	21.3	20.2
Total current liabilities	526.9	435.8
Non-Current Liabilities:
Long-term debt	399.9	300.4
Operating lease liabilities	23.1	28.4
Deferred income taxes	1.5	5.9
Pension obligations	88.3	89.3
Postretirement health and other benefit obligations	13.0	14.0
Long-term deferred revenue	29.0	32.4
Other non-current liabilities	54.9	53.8
Total non-current liabilities	609.7	524.2
Stockholders' Equity:
Preferred stock (authorized 3,500,000 shares of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,041,379 and 34,580,638 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	601.8	595.1
Accumulated other comprehensive loss	(118.6)	(97.5)
Retained earnings	231.5	216.9
Treasury stock, at cost (5,752,604 and 6,213,345 shares, respectively)	(66.1)	(71.4)
Total stockholders' equity	649.0	643.5
Total liabilities and stockholders' equity	$1,785.6	$1,603.5

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and nine months ended September 30, 2021 and 2020

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$(0.2)	$(0.4)	$14.6	$(20.9)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Asset impairment expense	1.9	—	1.9	—
Depreciation	9.8	9.2	29.5	27.3
Amortization of intangible assets	0.5	—	0.7	0.2
Amortization of deferred financing fees	0.4	0.4	1.1	1.1
Deferred income taxes	(0.1)	—	0.9	—
Gain on sale of property, plant and equipment	—	—	(0.1)	—
Net unrealized foreign currency transaction (gains) losses	1.9	(3.0)	1.1	2.8
Stock-based compensation expense	1.6	(0.5)	6.4	5.4
Other	—	0.1	3.6	0.1
Changes in operating assets and liabilities, net of effects of business acquired
Accounts receivable	17.4	(7.5)	13.0	(13.9)
Inventories	(32.2)	18.1	(94.4)	(55.3)
Notes receivable	(4.9)	0.6	(1.0)	6.2
Other assets	12.2	2.3	(10.3)	(9.9)
Accounts payable	(8.3)	1.3	77.1	(5.2)
Accrued expenses and other liabilities	18.4	7.2	24.0	(8.8)
Net cash provided by (used for) operating activities	18.4	27.8	68.1	(70.9)
Cash Flows from Investing Activities:
Capital expenditures	(6.9)	(7.3)	(22.3)	(15.3)
Proceeds from sale of fixed assets	—	0.1	0.1	0.2
Acquisition of business	(50.9)	—	(50.9)	—
Net cash used for investing activities	(57.8)	(7.2)	(73.1)	(15.1)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	100.0	—	100.0	50.0
Payments on revolving credit facility	—	(50.0)	—	(50.0)
Other debt - net	4.4	(1.2)	(3.4)	(2.7)
Exercise of stock options	0.6	—	5.8	0.1
Common stock repurchases	—	—	—	(12.0)
Net cash provided by (used for) financing activities	105.0	(51.2)	102.4	(14.6)
Effect of exchange rate changes on cash and cash equivalents	(1.8)	3.4	(3.8)	2.4
Net increase (decrease) in cash and cash equivalents	63.8	(27.2)	93.6	(98.2)
Cash and cash equivalents at beginning of period	158.5	128.3	128.7	199.3
Cash and cash equivalents at end of period	$222.3	$101.1	$222.3	$101.1

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share data)
	Three Months Ended September 30,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$69.0	$—	$69.0	$65.1	$—	$65.1
Engineering, selling and administrative expenses (1)	(59.7)	0.9	(58.8)	(49.5)	—	(49.5)
Asset impairment expense (2)	(1.9)	1.9	—	—	—	—
Amortization of intangible assets	(0.5)	—	(0.5)	—	—	—
Restructuring income (expense) (3)	0.4	(0.4)	—	(3.9)	3.9	—
Operating income	7.3	2.4	9.7	11.7	3.9	15.6
Interest expense	(7.1)	—	(7.1)	(7.3)	—	(7.3)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other income (expense) - net	(0.9)	—	(0.9)	2.6	—	2.6
Income (loss) before income taxes	(1.1)	2.4	1.3	6.6	3.9	10.5
(Provision) benefit for income taxes	0.9	—	0.9	(7.0)	—	(7.0)
Net income (loss)	$(0.2)	$2.4	$2.2	$(0.4)	$3.9	$3.5

Diluted net income (loss) per share	$(0.01)		$0.06	$(0.01)		$0.10

(1)
The adjustment in 2021 represents one-time acquisition related costs.
(2)
The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(3)
Represents adjustments for restructuring income (expense).

	Nine Months Ended September 30,
	2021			2020
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$227.8	$—	$227.8	$176.7	$—	$176.7
Engineering, selling and administrative expenses (1)	(181.0)	5.5	(175.5)	(155.1)	—	(155.1)
Asset impairment expense (2)	(1.9)	1.9	—	—	—	—
Amortization of intangible assets	(0.7)	—	(0.7)	(0.2)	—	(0.2)
Restructuring income (expense) (3)	0.5	(0.5)	—	(5.6)	5.6	—
Operating income	44.7	6.9	51.6	15.8	5.6	21.4
Interest expense	(21.5)	—	(21.5)	(21.7)	—	(21.7)
Amortization of deferred financing fees	(1.1)	—	(1.1)	(1.1)	—	(1.1)
Other income (expense) - net (4)	(0.2)	0.6	0.4	(4.3)	—	(4.3)
Income (loss) before income taxes	21.9	7.5	29.4	(11.3)	5.6	(5.7)
Provision for income taxes (5)	(7.3)	(0.9)	(8.2)	(9.6)	(3.7)	(13.3)
Net income (loss)	$14.6	$6.6	$21.2	$(20.9)	$1.9	$(19.0)

Diluted net income (loss) per share	$0.41		$0.60	$(0.60)		$(0.55)

(1)
The adjustment in 2021 represents the add back of a loss from the write-off of a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture and one-time acquisition related costs.
(2)
The adjustment in 2021 represents a write-down of one of the Company’s Brazilian entities to its expected sale price.
(3)
Represents adjustments for restructuring income (expense).
(4)
The adjustment in 2021 relates to costs associated with a legal matter.
(5)
The adjustment in 2021 represents the net income tax impact of items (1), (2), (3) and (4). The adjustment in 2020 represents the net income tax impact of item (3) and the removal of an income tax benefit related to the CARES Act.

Free Cash Flows
(In millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by (used for) operating activities	$18.4	$27.8	$68.1	$(70.9)
Capital expenditures	(6.9)	(7.3)	(22.3)	(15.3)
Free cash flows	$11.5	$20.5	$45.8	$(86.2)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income for the three and nine months ended September 30, 2021 and 2020 and trailing twelve months, are summarized as follows. All dollar amounts are in millions:

	Three Months Ended September 30,		Nine Months Ended September 30,		Trailing Twelve
	2021	2020	2021	2020	Months
Net income (loss)	$(0.2)	$(0.4)	$14.6	$(20.9)	$16.4
Interest expense and amortization of deferred financing fees	7.5	7.7	22.6	22.8	30.4
Provision (benefit) for income taxes	(0.9)	7.0	7.3	9.6	14.8
Depreciation expense	9.8	9.2	29.5	27.3	39.4
Amortization of intangible assets	0.5	—	0.7	0.2	0.8
EBITDA	16.7	23.5	74.7	39.0	101.8
Restructuring (income) expense	(0.4)	3.9	(0.5)	5.6	0.9
Asset impairment expense	1.9	—	1.9	—	1.9
Other non-recurring charges (1)	0.9	—	5.5	—	5.5
Other (income) expense - net (2)	0.9	(2.6)	0.2	4.3	5.9
Adjusted EBITDA	20.0	24.8	81.8	48.9	116.0
Depreciation expense	(9.8)	(9.2)	(29.5)	(27.3)	(39.4)
Amortization of intangible assets	(0.5)	—	(0.7)	(0.2)	(0.8)
Adjusted operating income	9.7	15.6	51.6	21.4	75.8
Restructuring (income) expense	0.4	(3.9)	0.5	(5.6)	(0.9)
Asset impairment expense	(1.9)	—	(1.9)	—	(1.9)
Other non-recurring charges (1)	(0.9)	—	(5.5)	—	(5.5)
Operating income	$7.3	$11.7	$44.7	$15.8	$67.5

Adjusted EBITDA margin percentage	4.9%	7.0%	6.7%	4.8%	7.0%
Adjusted operating income margin percentage	2.4%	4.4%	4.2%	2.1%	4.6%

(1)
Other non-recurring charges for the three months ended September 30, 2021 relate to acquisition costs included in engineering, selling and administrative expenses in the Condensed Consolidated Statement of Operations. Other non-recurring charges for the nine and trailing twelve months ended September 30, 2021 relate to acquisition costs and a write-off of a long-term note receivable resulting from the 2014 divestiture of the Company's Chinese joint venture which are included in engineering, selling and administrative expenses in the Condensed Consolidated Statement of Operations.
(2)
Other (income) expense – net includes net foreign currency gains (losses), other components of net periodic pension costs, costs associated with legal matters and other miscellaneous items in the three, nine and trailing twelve months ended September 30, 2021 and the three and nine months ended September 30, 2020.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805